UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2014

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 21, 2014, McKesson Corporation (the “Company”) announced via press release the following changes to its governance and compensation practices that were recently approved by the Company’s Board of Directors (the “Board”):

•	enhanced the duties and powers of the Board’s Lead Independent Director;

•	adjusted the composition of the Board’s standing committees; and

•	expanded the Company’s Compensation Recoupment Policy.

These changes, as described in further detail below, reflect the Board’s initial response with regard to its ongoing efforts to carefully evaluate and address the feedback received from stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”).

Enhanced Duties and Powers of the Lead Independent Director

To strengthen the role, on October 25, 2013 the Board approved additional duties and powers for the Company’s Lead Independent Director. The additional duties and powers of the Lead Independent Director include the following:

•	lead the Board’s annual evaluation of directors and the chief executive officer (“CEO”);

•	lead the Board’s annual evaluation of the CEO succession process, carry out the responsibilities of the Lead Independent Director specified in the Company’s CEO Absence Event Management Process, and upon the occurrence of a temporary or permanent incapacity or disability or other similar temporary or permanent absence of the Chairman of the Board (the “Chairman”), assume the day-to-day duties and authorities of the Chairman on an interim basis;

•	recommend to the Committee on Directors and Corporate Governance membership of various Board committees, as well as selection of committee chairs;

•	retain, or recommend retention of, independent legal, accounting, consulting and other advisors; and

•	assist in assuring compliance with, and implementation of, the Company’s Corporate Governance Guidelines (the “Guidelines”).

The above items were added to the Lead Independent Director’s original duties and powers, which include:

•	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serve as liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	call meetings of the independent directors, as appropriate; and

•	if requested by major stockholders, ensure that he or she is available for consultations and direct communication.

As further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2013 (the “2013 Proxy Statement”), the Board’s independent directors elected Mr. Edward A. Mueller to serve a two-year term as their Lead Independent Director, effective July 31, 2013, subject to his continuing re-election and status as an independent director.

The duties and powers of the Lead Independent Director, as enhanced, are set forth in the Company’s Guidelines, as amended effective October 25, 2013. These amended Guidelines supersede the Guidelines amended on January 30, 2013. A copy of the Guidelines are available on the Company’s website at www.mckesson.com under the caption “Investors — Corporate Governance.”

Committee Assignments

Following the 2013 Annual Meeting and taking into account feedback from stockholders, the Board adjusted the composition of its standing committees. These changes bring new perspectives while preserving expertise that has guided the Company’s outstanding financial performance over the past decade. The resulting committee assignments are as follows:

Audit Committee	Committee on Directors and Corporate Governance
Marie L. Knowles, Chair	Wayne A. Budd, Chair
Andy D. Bryant	M. Christine Jacobs
Wayne A. Budd	Edward A. Mueller
Alton F. Irby III	Jane E. Shaw

Compensation Committee	Finance Committee
Jane E. Shaw, Chair	Andy D. Bryant, Chair
M. Christine Jacobs	Alton F. Irby III
David M. Lawrence, M.D.	Marie L. Knowles
Edward A. Mueller	David M. Lawrence, M.D.

Revised Compensation Recoupment Policy

At the 2013 Annual Meeting, the non-binding stockholder proposal to amend the Company’s compensation clawback policy (the “2013 Compensation Clawback Proposal”) was approved by a majority of the shares present. The Board’s Compensation Committee and the Company’s management team recently undertook a detailed evaluation of the Company’s Compensation Recoupment Policy (the “Recoupment Policy”) and engaged in constructive discussions with a number of the Company’s stockholders, including the proponents of the 2013 Compensation Clawback Proposal. As a result, the Compensation Committee revised the Recoupment Policy, effective January 1, 2014.

The revised Recoupment Policy reflects two significant refinements. First, the Compensation Committee removed the condition that any misconduct had to be intentional, or that the negative revision to a financial or operating measure had to be material, before the Compensation Committee could claw back incentive compensation. Second, the Recoupment Policy now requires the Company to publicly disclose the results of any deliberations about whether to recoup compensation from an executive officer under the policy, unless, in individual cases and consistent with any legally mandated disclosure requirements, the Board or the Compensation Committee concludes that legal or privacy concerns would prevent such disclosure. The Compensation Committee and the Board believe that these two changes to the Recoupment Policy fully implement the terms of the non-binding 2013 Compensation Clawback Proposal.

Under the recently revised Recoupment Policy, the Company may claw back incentive compensation if an employee: (i) engages in misconduct pertaining to a financial reporting requirement under the federal securities laws that requires the Company to file a restatement of its audited financial statements with the Commission to correct an error; (ii) receives incentive compensation based on an inaccurate financial or operating measure that when corrected causes significant harm to the Company; or

(iii) engages in any fraud, theft, misappropriation, embezzlement or dishonesty to the detriment of the Company’s financial results as filed with the Commission. If any such event occurs, then to the fullest extent permitted by law, the Company may require the employee to reimburse the Company for all or a portion of any incentive compensation received in cash within the last 12 months, and remit to the Company any compensation received from the vesting or exercise of equity-based awards occurring within the last 12 months.

Continuing Commitment to Effective Corporate Governance and Responsiveness

The changes announced today reflect the Board’s initial steps to address the feedback received from the Company’s stockholders in connection with the 2013 Annual Meeting. The Board has long been committed to sound and effective corporate governance practices, and the diligent exercise of its oversight responsibilities with respect to the Company’s business and affairs consistent with the highest principles of business ethics. For example, in addition to its regular solicitation of stockholder feedback and the monitoring of best practices, each year the Board and its committees review the Company’s current corporate governance practices, the corporate governance environment and current trends, and update their written charters and guidelines as necessary. Additional information on these and other corporate governance practices undertaken by the Board can be found in the Company’s 2013 Proxy Statement under the subheading, “Election of Directors – Corporate Governance.”

The information contained in this Form 8-K, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company dated January 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2014	McKesson Corporation

	By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated January 21, 2014.